                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                        Nobel Learning Communities, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                             22-2465204
 (State or other jurisdiction of                               (IRS Employee
  incorporation or organization)                          Identification Number)

                         Rose Tree Corporate Center II
                    1400 North Providence Road, Suite 3055
                                Media, PA 19063
              (Address of principal executive offices) (Zip Code)

                           1995 Stock Incentive Plan
                           (Full title of the plan)

                             ---------------------
                                  A. J. Clegg
                       Nobel Learning Communities, Inc.
                         Rose Tree Corporate Center II
                    1400 North Providence Road, Suite 3055
                                Media, PA 19063
                    (Name and address of agent for service)

                                (610) 891-8200

         (Telephone number, including area code, of agent for service)
                             ---------------------

                       copies of all communications to:
                            Barry S. Swirsky, Esq.
                       Nobel Learning Communities, Inc.
                         Rose Tree Corporate Center II
                    1400 North Providence Road, Suite 3055
                                Media, PA 19063
                                (610) 891-8200
                             --------------------

                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
 Title of each class of securities to        Amount to be               Proposed              Proposed maximum        Amount of
            be registered                   registered (1)          maximum offering         aggregate offering    registration fee
                                                                     price per share                price
------------------------------------------------------------------------------------------------------------------------------------
Common stock par value $.001                  925,000 shares        $9.13 (2)               $8,445,250.00             $2,111.31
====================================================================================================================================

(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457, solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on May 18, 2001, as reported on the Nasdaq National Market.

                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E

This registration statement is being filed to register an additional 925,000 shares of Common Stock, par value $.001 per share ("Common Stock"), of Nobel Learning Communities, Inc. (the "Company") which may be issued upon exercise of options, rights and awards granted and to be granted under the Company's 1995 Stock Incentive Plan (as amended, the "Plan"). On December 1, 1995, the Company registered 375,000 shares of Common Stock to be issued upon exercise of options, rights and awards granted and to be granted under the Plan on a Form S-8 Registration Statement No. 33-64701. Pursuant to General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of such prior Form S-8 Registration Statement No. 33-64701.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.
           --------

5          Opinion of Barry S. Swirsky, Esq., General Counsel of the Registrant.

23.1       Consent of PricewaterhouseCoopers L.L.P., independent accountants.

23.2       Consent of Barry S. Swirsky, Esq. (included as part of Exhibit 5).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Media, Pennsylvania on May 22, 2001.

                                        NOBEL LEARNING COMMUNITIES, INC.

                                        By: /s/ A. J. Clegg
                                           -------------------------------------
                                            A. J. Clegg
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints A.J. Clegg and John R. Frock and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                         Title                            Date
    -----------                       -----                            ----

/s/ A. J. Clegg                 Chairman of the Board              May 22, 2001
---------------
A. J. Clegg                     of Directors and Chief
                                Executive Officer

/s/ William E. Bailey           Executive Vice President;          May 22, 2001
----------------------
William E. Bailey               Principal Financial Officer
                                and Principal Accounting Officer

/s/ Edward H. Chambers          Director                           May 22, 2001
-----------------------
Edward H. Chambers

/s/ John R. Frock               Vice Chairman, Director            May 22, 2001
------------------
John R. Frock

/s/ Peter H. Havens             Director                           May 22, 2001
--------------------
Peter H. Havens

                                Director                           May 22, 2001
---------------------
Pamela S. Lewis


/s/ Eugene G. Monaco            Director                           May 22, 2001
---------------------
Eugene G. Monaco

                                Director                           May 22, 2001
---------------------
William L. Walton


/s/ Robert E. Zobel             Director                           May 22, 2001
--------------------
Robert E. Zobel

                                    EXHIBITS

Exhibit
Number     Description
-------    -----------

5          Opinion of Barry S. Swirsky, Esq., General Counsel of the Registrant.

23.1       Consent of PricewaterhouseCoopers L.L.P., independent accountants.

23.2       Consent of Barry S. Swirsky, Esq. (included as part of Exhibit 5).